Exhibit 10.25
NOTE PURCHASE AGREEMENT

      THIS NOTE PURCHASE AGREEMENT (this "AGREEMENT") is made as of June 12, 2013 by and between China Logistics Group, Inc., a Florida corporation with principal offices at 23F. Gutai Beach Building, No. 969, Zhongshan Road, Shanghai 200011, China (the "Company") and Iconic Holdings, LLC, a Delaware limited liability company with principal offices at 7200 Wisconsin Ave. Suite 206, Bethesda, MD 20814 ("Purchaser"). As used herein, the term “Parties” shall be used to refer to the Company and Purchaser jointly.

WHEREAS:

A.	The Parties jointly warrant and represent that they have a pre-existing relationship prior to the date of this Agreement.

B.
Purchaser warrants and represents that it is sophisticated and experienced in acquiring the debt instruments issued by small early-stage companies that have not achieved profitability, positive cash flow or both.

C.	Purchaser warrants and represents that it is an “accredited investor,” as that term is defined in Rule 501 of the Securities Act of 1933, as amended (the “1933 Act”).

D.
Purchaser warrants and represents that prior to entering into this Agreement: it has received and completed its review of the Company’s corporate and financial statements as included in the filings and disclosures as listed for the Company with the Securities and Exchange Commission which has allowed Purchaser to make an informed investment decision with respect to purchase of that certain Convertible Promissory Note in the stated original principal amount of Twenty Seven Thousand Five Hundred Dollars ($27,500.00) (the “Note”) attached as Exhibit A to this Agreement with a copy of that certain Action of the Board of Directors, dated June 12, 2013.

E.	The Purchaser acknowledges and agrees that it is acquiring the Note for investment purposes only and not with a view to a distribution.

F.
The Purchaser acknowledges and agrees that: (i) the Note is a “restricted security,” as that term is defined in the 1933 Act and (ii) no registration rights have been granted to Purchaser to register the Note.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

Section 1.                      SALE AND ISSUANCE OF THE NOTE.  In consideration of the Company’s receipt of the sum of Twenty Seven Thousand Five Hundred Dollars ($27,500.00) at Closing (as defined in Section 2.1), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company (the “Issuance”) the Note upon the terms set forth in this Agreement substantially in the form of Exhibit A, attached hereto.  In addition, a copy of that certain Action of the Board of Directors, dated June 12, 2013 (the “Action of the Board of Directors”) is attached to Exhibit A, attached hereto.

 Section 2.                      THE CLOSING.

            2.1.                      PLACE OF CLOSING AND PROCEDURE AT CLOSING. The closing of the issuance of the Note to the Purchaser (the "Closing") shall take place, simultaneously with and upon the satisfaction of the following conditions:

(1)           the Company’s execution and delivery to the Purchaser, the following:  (A) an executed copy of this Agreement; (B) the Note; (C) a signed copy of the Irrevocable Instructions to the Transfer Agent; (D) the signed Certificate of Corporate Secretary; (E) the signed board resolution.

(2)           the Purchaser’s execution and delivery to the Company, an executed copy of this Agreement and within 24 hours thereafter, the wire transfer of the Purchase Price to the Company in accordance with the wire transfer and other instructions for the wire transfer of the Purchase Price by the Purchaser no later than one (1) business days prior to the Closing with the Purchase Price to be remitted and delivered as follows: the sum of Twenty Two Thousand Five Hundred Dollars ($22,500.00) shall be remitted and delivered to the Company, Two Thousand Five Hundred Dollars ($2,500) shall be retained by Purchaser for legal and document preparation fees related to this transaction in the form of an Original Issuance Discount, and Two Thousand Five Hundred Dollars ($2,500) shall be paid to Equity Capital Investments, Inc. as a consulting fee on behalf of the Company.

 Section 3.                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby represents and warrants to the Purchaser as follows:

            3.1.                      ORGANIZATION.  The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

            3.2.                      AUTHORIZATION OF AGREEMENT, ETC.  The execution, delivery and performance by the Company of this Agreement, the Note, and each other document or instrument contemplated hereby or thereby (collectively, the "Financing Documents") have been duly authorized by all requisite corporate action by the Company; and this Agreement and Note have been duly executed and delivered by the Company. Each of the Financing Documents, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

      The Purchaser hereby represents and warrants to the Company as follows:

            4.1.                                                      AUTHORIZATION OF THE DOCUMENTS.  Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver and perform the Financing Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Financing Documents to which it is a party have been duly authorized by all requisite action by such Purchaser and each such Financing Document, when executed and delivered by the Purchaser, constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      4.2.                      INVESTMENT REPRESENTATIONS.                                                                           The Purchaser warrants and represents that:

(a)	the Purchaser is an accredited investor (as that term is defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended (the “1933 Act”);

(b)	the Purchaser is sophisticated and experienced in acquiring the securities of small public companies;

(c)	the Purchaser has reviewed the Company’s most recent financial reports made available on Otcmarkets.com;

(d)	the Purchaser has had sufficient opportunity to review and evaluate the risks and uncertainties associated with the purchase of the Company’s securities;

(e)	the Purchaser is acquiring the Note from the Company for investment purposes only and not with a view to a distribution.

      4.3                      RESTRICTED SECURITY.                                                      Purchaser understands and acknowledges that the Note has not been, and when issued will not be, registered with the Securities and Exchange Commission. Purchaser warrants and represents that it has fully reviewed the restricted securities legend and the terms thereof with its financial, legal, investment, and business advisors and that it has not relied upon the Company or any other person for any advice in connection with the purchase of the Note, this Agreement, or both of them.

      4.4                      LEGAL COUNSEL.                                           Purchaser has consulted with its own independent legal, tax, investment, and other advisors of its own choosing prior to entering into this Agreement.

      4.5                      ABSENCE OF REGISTRATION RIGHTS.  Purchaser understands and agrees that it is not acquiring and has not been granted any registration rights with respect to the Note.  The Note is a restricted security and the Purchaser understands that there is no trading market for the Note and no such market will likely ever develop.

Section 5.                      BROKERS AND FINDERS.

The Company shall not be obligated to pay any commission, brokerage fee or finder's fee based on any alleged agreement or understanding between the Purchaser and a third person in respect of the transactions contemplated hereby. The Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Purchaser and such third person, whether express or implied from the actions of the Purchaser.

Section 6.                      SUCCESSORS AND ASSIGNS.

This Agreement shall bind and inure to the benefit of the Company, the Purchaser and their respective successors and assigns.

Section 7.                      ENTIRE AGREEMENT.

This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

Section 8.                      NOTICES.

All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by an internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid to the address of each party listed on the first page of this Agreement or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 9.                      AMENDMENTS.

This Agreement may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of the Company and the Purchaser.

Section 10.                      ATTORNEYS’ FEES.

In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

Section 11.                      GOVERNING LAW AND ARBITRATION.

(A)           All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

Section 12.                      CAPTIONS AND EXHIBIT A.

The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation. Exhibit A is attached hereto and each of the attachments listed in Exhibit A are each with Exhibit A incorporated by reference herein.

Section  13.                      SEVERANCE.

If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

Section 14.                      COUNTERPARTS.

This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

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           IN WITNESS WHEREOF, each of the undersigned has duly executed this Note
Purchase Agreement as of the date first written above.

FOR THE COMPANY:

China Logistics Group, Inc

By: _______________________________________

Name: ____________________________________

Its:                                    ______________________________________

FOR THE PURCHASER:

Iconic Holdings, LLC

By: ________________________________

Name: Michael Sobeck

Title:  Manager

 [SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

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EXHIBIT A

(Copy of Promissory Note, Board Resolution, Irrevocable Instructions to Stock Transfer Agent, Certificate of Corporate Secretary and Board Resolution for Note Issuance are each attached hereto.)

1.           Copy of Convertible Promissory Note

2.           Copy of the Board Resolution of the Borrower

3.           Copy of Irrevocable Instructions to Stock Transfer Agent

4.           Copy of the Certificate of Corporate Secretary

5.           Copy of the Board Resolution for Note Issuance

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